UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2021

Pharmagreen Biotech Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-151350	26-1679929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2987 Blackbear Court, Coquitlam, British Columbia, V3E 3A2

(Address of Principal Executive Offices) (Zip Code)

702-803-9404

(Registrant's telephone number, including area code)

_______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	PHBI	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Section 8 - Other Events

Item 8.01 Other Events.

Pursuant to a Settlement Agreement and Mutual Release dated March 15, 2021, the United States District Court Southern District of New York ordered on March 16, 2021 that the action between EMA Financial, LLC “plaintiff” and Pharmagreen Biotech Inc. “defendant” be dismissed without cost or prejudice to restoring the action to the Court’s calendar provided the application to restore the action is made within thirty (30) days of the Order.

The Settlement Agreement states “provided that PHBI and Wojcik strictly perform the terms of this Agreement, EMA agrees that it will not issue any more conversions under the Note nor seek to collect any portion of the balance allegedly due under the Note.”

The description of the transactions contemplated by the agreement and Court Order does not purport to be complete and is qualified in its entirety by reference to the full text of the documents filed as exhibits hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit NumberDescription of Exhibit

99.1Court Order

99.2Settlement Agreement and Mutual Release

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Pharmagreen Biotech Inc.

Dated: March 22, 2021	By:	/s/ Peter Wojcik
Peter Wojcik
Chief Executive Officer, Director